UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2013

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Feel Golf Co., Inc.

(Exact name of registrant as specified in its charter)

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California	000-26777	77-0532590
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 S. Andrews Ave, Suite 703B

Fort Lauderdale, FL 33301
(Address of Principal Executive Offices) (Zip Code)

866.326.3000
(Registrant’s telephone number, including area code)

510 Central Park Drive

Sanford, FL 32771
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01 Other Events

Feel Golf Co., Inc. (the "Company") issued a press release, dated May 8, 2013, entitled- FEEL Golf Co., Inc. Signs EMR Software Development Agreement with ScheduleMorePatients LLC

The press release is in its entirety below:

FEEL Golf Co., Inc. Signs EMR Software Development Agreement with ScheduleMorePatients LLC

FORT LAUDERDALE, Fla., May 8, 2013 -- FEEL Golf Co., Inc. (OTCBB: FEEL), through its wholly owned Floridabased subsidiary, Intelligent Living Inc. ("ILI"), announced today that the Company has signed an Electronic Medical Records software development agreement withScheduleMorePatients LLC ("SMP"), a leading healthcare technology research company specializing in anti-aging management and patient health software.

This marks the beginning phase of the development of SMP's RAMP, Intelligent Living's signature product.  RAMP is a completely customizable web-based clinical application for the management of patients with hormone and other chronic conditions. Designed to integrate with diverse clinical healthcare systems it brings together diagnosis and prescription along with treatment plan data to present a comprehensive overview of the patient.

"Intelligent Living will have the ability to drastically improve efficiency and affordability in the diagnosis and prescription of patients suffering with hormone and other health related deficiencies. This really provides them with a first mover advantage as competitors have not been able to undertake the significant investment of providing similar applications to their physicians or patients." – Todd Hanson, PhD, CEO of ScheduleMorePatientsLLC.

Victoria Rudman, CEO of Intelligent Living, Inc. stated "We have been diligently working on this project for quite some time, and we look forward to our eventual entry into the health and wellness marketplace."

RAMP allows the entire care team to access a unique combination of clinical and patient data either through secure telemedicine infrastructure or direct care in office application.  The result dramatically improves patient outcomes and significantly increases patient adoption of treatment protocols.

RAMP is designed to be interoperable with electronic medical records along with lab, pharmacy, billing and scheduling systems.

Forward Looking Statements

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and as such, may involve risks and uncertainties. FEEL Golf, Co. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: our successful integration of diversified growth companies, impact of the company's expansion plan, and new business development success, future financial results, development and acquisition of new product lines and services, the impact of competitive products or pricing from technological changes, the effect of economic conditions and other uncertainties. The company's actual performance, results and achievements may differ materially from the expressed or implied in such forward-looking statements as a result of a wide range of factors.

Ron De Jong

Info@intelligentlivinginc.com

Phone: 760-943-9065

SOURCE FEEL Golf Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 9, 2013	Feel Golf Company, Inc.
	By	/s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer